EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of October 18, 2010 between KACHING KACHING, INC., a Delaware corporation (the “Company”), and HARBORVIEW [VALUE] MASTER FUND, L.P. (the “Lender”).

RECITALS:

WHEREAS, subject to the terms and conditions of this Agreement, the Company has agreed to sell and issue to the Lender, and the Lender has agreed to purchase from the Company, a convertible promissory note of the Company, substantially in the form attached hereto as Exhibit A (collectively, the “Note”), in the aggregate principal amount of  $______________.

WHEREAS, in connection with the loan made by the Lender hereunder, the Company has agreed to issue to the Lender a warrant to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), substantially in the form attached hereto as Exhibit B (the “Warrant”), as provided herein.

NOW, THEREFORE, in consideration of the premises and promises set forth in this Agreement, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1 Definitions.  Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Note.  In addition to the terms defined elsewhere in this Agreement and the Note, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

"Conversion Shares" means any shares of Common Stock issuable upon conversion of the Note and any interest accrued and outstanding on the Note.

“Disclosure Materials” has the meaning set forth in Section 4.5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted principles of good accounting practice in the United States, consistently applied.

“Governmental Authority” shall mean any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

“Lender Party” shall have the meaning ascribed to such term in Section 5.10.

“Material Adverse Effect” shall mean (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, condition (financial or otherwise) or prospects of the Company and its direct or indirect Subsidiaries, taken as a whole on a consolidated basis, or (iii) a material and adverse impairment of the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents to which such Person is party.

“Organic Document” means, relative to any Person, its articles or certificate of incorporation, or certificate of limited partnership or formation, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its capital stock, partnership interests or other ownership interests.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Purchase Price” means $____________ representing the aggregate amount to be paid for the Purchased Securities purchased by the Lender from the Company hereunder.

“Purchased Securities” means the Note and the Warrant being purchased pursuant to this Agreement.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SEC Reports” has the meaning set forth in Section 4.5.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities of other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (b) that is, at any time any determination is made, otherwise controlled by, the parent or one or more Subsidiaries of the parent and one or more Subsidiaries of the parent.

“Transaction Documents” means this Agreement, the Note, the Warrant and any other and all other certificates, documents, agreements and instruments delivered to the Lender under or in connection with this Agreement.

"Warrant Shares" means any shares of Common Stock issuable upon exercise of the Warrant.

SECTION 2

ISSUANCE OF THE PURCHASED SECURITIES

2.1 The Purchased Securities.  On the Closing Date (as defined in Section 2.2 below), upon the terms and subject to the conditions set forth herein,  the Company agrees to sell, and the Lender agrees to purchase,  the Purchased Securities for the Purchase Price. The Note shall bear interest and shall be due and payable as set forth therein.

2.2 The Closing.  The purchase and sale of the Purchased Securities (the “Closing”) shall take place at 10:00AM, New York City time on the date of hereof (the "Closing Date"), at the offices of Haynes and Boone, LLP, 1221 Avenue of the Americas, 26th Floor, New York, New York 10020 or at such other time and place as the Company and the Lender shall mutually agree upon. At the Closing, the Lender shall deliver to the Company payment of the Purchase Price, which the Lender shall deliver by (i) check payable to the Company’s order, or (ii) wire transfer of funds to an account designated in writing by the Company prior to the Closing. At the Closing, the Company shall deliver to the Lender the Purchased Securities.

2.3 Use of Proceeds.  The Company agrees to use the full proceeds of the Note as set forth on Schedule 2.3.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE LENDER

As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, the Lender hereby represents and warrants to the Company that:

3.1 Requisite Power and Authority.  The Lender has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions.  All action on the Lender’s part required for the execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of the Lender, enforceable in accordance with its terms.

3.2 Investment Representations.  The Lender understands that the Note, the Conversion Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act. The Purchased Securities are being offered and sold pursuant to an exemption from registration and/or qualification contained in the Securities Act by reason of specific exemptions from the registration and/or qualification provisions of the Securities Act that depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender’s representations as expressed herein.

3.3 Accredited Investor.  The Lender is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

3.4 Knowledge and Experience.  The Lender has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto.

3.5 Lender Bears Economic Risk.  The Lender acknowledges that the Purchased Securities, the Conversion Shares and the Warrant Shares must be held indefinitely unless subsequently registered and/or qualified under the Securities Act or an exemption from such registration and/or qualification is available. The Lender understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the securities.

3.6 Acquisition for Own Account.  The Lender is acquiring the Purchased Securities for investment for the Lender’s own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.7 Residence.  The office or offices of the Lender in which its investment decision was made is located at the address or addresses of the Lender set forth on the signature page hereto.

3.8 Required Legends.

(a)  The Lender understands and agrees that, until registered under the Securities Act, or transferred pursuant to the provisions of Rule 144 as promulgated by the SEC, any instrument evidencing the Note shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

(b)  The Lender understands and agrees that, until registered under the Securities Act, or transferred pursuant to the provisions of Rule 144 as promulgated by the SEC, any instrument evidencing the Warrant shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Lender that:

4.1 Organization, Good Standing and Qualification; Licenses.  Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority, and holds all governmental licenses, permits, registrations and other approvals required under applicable law, to own and hold under lease its property and to carry on its business as now conducted and as proposed to be conducted, except where the failure to hold any such licenses, permits, registrations and other approvals could not result in a Material Adverse Effect.  Each of the Company and each of its Subsidiaries is qualified to do business in each jurisdiction where the nature of its properties of the conduct of its business requires it to be so qualified to do business and where the failure so to qualify could result in a Material Adverse Effect.

4.2 Authorization.  All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Purchased Securities, has been taken prior to the Closing Date.  Each of the Transaction Documents constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 Capitalization.  The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock or equity interests, options and other securities of the Company and each of its Subsidiaries (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock or equity interests of the Company or such Subsidiaries) is disclosed in SEC Reports.  All outstanding shares of capital stock and equity interests are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws.  Except as disclosed in SEC Reports, neither the Company nor any of its Subsidiaries has issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock or equity interests, or securities or rights convertible or exchangeable into shares of Common Stock or equity interests.  Except as disclosed in SEC Reports, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement of the Company providing rights to security holders) and the issuance and sale of the Purchased Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than to the Lender) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.  To the knowledge of the Company, except as specifically disclosed in SEC Reports, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

4.4 Absence of Required Consents; No Violations.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company or any of its Subsidiaries is required in connection with the consummation of the transactions contemplated by the Transaction Documents, except for the filing with the SEC of a Form D, one or more Current Reports on Form 8-K and such filing(s) pursuant to applicable state securities laws as may be necessary, which filings will be timely effected after the relevant Closing Date.  Neither the Company nor any of its Subsidiaries is in violation or default (i) of any provision of its Organic Documents, or (ii) of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, (iii) or any provision of any federal or  state statute, rule or regulation applicable to the Company, except in the cases of clause (ii) and (iii) above, for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any Lien upon any material assets of the Company, any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, their business or operations or any of their assets or properties and which would result in a Material Adverse Effect.

4.5 SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Reports” and, together with this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  The Company has made available to the Lender or its representatives true, correct and complete copies of the SEC Reports not available on the EDGAR system. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

4.6 Material Changes.  Except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) neither the Company nor any of its Subsidiaries has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.

4.7 Absence of Litigation.  Except as disclosed in the Company’s SEC Reports, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

4.8 Transaction Documents.  All representations and warranties of the Company contained in the Transaction Documents to which it is party are true and correct.

4.9 Licenses and Intellectual Property Rights.  The Company and each of its Subsidiaries possess all licenses, patents, trademarks, trade names, service marks, copyrights, and other intellectual property rights, free from burdensome restrictions, necessary to enable them to conduct their respective business, the absence of which could result in a Material Adverse Effect.

4.10 Tax Matters.  Except as disclosed in the SEC Reports, the Company and each of its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, have made timely remittance of all material amounts as required by any governmental agency or authority and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being or will be contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.  Neither the Company nor any Subsidiary has received any notice of any proposed tax assessment that would, if made, have a Material Adverse Effect.

4.11 Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Company and each of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, property and liability insurance, (a) are, together with all policies of employee health and welfare and title insurance, if any, in full force and effect, (b) comply in all respects with the applicable requirements set forth herein and (c) are of a nature and provide such coverage, including through self-insurance, retentions and deductibles, as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company and each of its Subsidiaries operate.

4.12 No Material Adverse Effect.  On and as of the date hereof, no event has occurred or condition exists with respect to the Company or any of its Subsidiaries that, to the knowledge of the Company, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

4.13 Disclosure.  None of the representations or warranties made by the Company herein as of the date of such representations and warranties, and none of the statements contained in any other information with respect to the Company and its properties and assets, including each exhibit or report, furnished by or on behalf of the Company to the Lender in connection herewith, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

4.14 Offering.  Subject in part to the truth and accuracy of the Lender’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Purchased Securities as contemplated by this Agreement is exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of the any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

SECTION 5

MISCELLANEOUS

5.1 Survival of Representations, Warranties and Covenants.  The warranties, representations and covenants of the Company and the Lender contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, the occurrence of the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Lender or the Company.

5.2 Successors and Assigns.  Except as otherwise provided therein, the terms and conditions of this Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Purchased Securities); provided, however, that the Company may not assign or transfer its rights or obligations hereunder or under the other Transaction Documents without the prior written consent of the Lender.  The Purchased Securities shall be freely transferable, without restriction, subject to compliance with applicable securities laws.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3 Governing Law; Venue; Jury Trial Waiver.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.4 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

5.5 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6 Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day, or on the next Business Day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day; (c) three Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature pages below with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 5.6 by giving the other party written notice of the new address in the manner set forth above.

5.7 Amendments and Waivers. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (a) the Company and (b) the Lender.  Any amendment or waiver effected in accordance with this Section 5.7 shall be binding upon the Company and the Lender, and their respective successors and assigns.

5.8 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.9 Expenses.  The Company shall reimburse the reasonable fees of legal counsel for the Lender, not to exceed $5,000 in the aggregate with respect to the negotiation, execution and delivery of this Agreement and the other Transaction Documents, and shall, upon receipt of a bill therefor, reimburse the reasonable out-of-pocket expenses of such counsel.

5.10 Indemnification of the Lender.  Subject to the provisions of this Section 5.10, the Company will indemnify and hold the Lender and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Lender (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Lender Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Lender Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Lender Party in any capacity, or any of them or their respective Affiliates, by any member of the Company who is not an Affiliate of such Lender Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Lender Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Lender Party may have with any such member or any violations by the Lender Party of state or federal securities laws or any conduct by the Lender Party which constitutes fraud, negligence, willful misconduct or malfeasance).  If any action shall be brought against any Lender Party in respect of which indemnity may be sought pursuant to this Agreement, such Lender Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Lender Party.  Any Lender Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Lender Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Lender Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Lender Party under this Agreement (i) for any settlement by a Lender Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Lender Party’s breach of any (x) of the representations, warranties, covenants or agreements made by such Lender Party in this Agreement or in the other Transaction Documents; or (y) agreement, understanding or arrangement with any third party.

5.11 Register.  The Company shall maintain at its principal executive offices a register for the Purchased Securities, in which the Company shall record the name and address of the person in whose name the Purchased Securities have been issued (including the name and address of each transferee).  The Company shall keep the register open and available during business hours for inspection by the Lender or its legal representatives upon prior written notice.

5.12 Interpretation.  In this Agreement and the other Transaction Documents, except to the extent the context otherwise requires:  (a) any reference in this Agreement or other Transaction Document to a Section, a Schedule or an Exhibit is a reference to a Section thereof, a schedule thereto or an exhibit thereto, respectively, and to a subsection thereof or a clause thereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (b) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement or other Transaction Document as a whole and not merely to the specific Section, subsection, paragraph or clause in which the respective word appears; (c) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (d) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (e) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; and (f) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or other Transaction Document.

5.13 Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described in this Agreement and the other Transaction Documents and contemplated hereby and thereby and to carry into effect the intents and purposes of this Agreement and the other Transaction Documents.

5.14 Disclosures.  The Company shall provide the Lender copies of any proposed public disclosure of the Transaction Documents or the transactions contemplated thereby for its review and comment at least 24 hours prior to its public disclosure made by the Company, whether by means of press releases, filings with the SEC (including in a Current Report on Form 8-K) or otherwise. The Company will reasonably consider all of the Lender’s comments to such public disclosure.  In the event that the Company shall deem the Transaction Documents or the transaction contemplated thereby material, the Company shall file with the SEC a Current Report on Form 8-K within two (2) Business Days from the date hereof.

5.15 Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

5.16 Reservation of Shares. So long as the Note or Warrant remain outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, one hundred twenty percent (120%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

5.17 Registration Rights. If, at any time while any Purchased Securities remains outstanding, or the Lender holds any Conversion Shares or Warrant Shares, the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to the Lender a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, the Lender shall so request in writing, the Company shall include in such registration statement all or any part of the Conversion Shares and/or Warrant Shares the Lender requests to be registered.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KACHING KACHING, INC., as the Company

By:
Name: Robert J. McNulty
Title: Chief Executive Officer

Address for notices:

KaChing KaChing, Inc. 750 Coronado Center Drive Suite 120
Henderson, NV 89052 Attention: Robert J. McNulty Fax No.: (702) 589-7455

(Remainder of page intentionally left blank; signature page follows)

Signature Page to Securities Purchase Agreement

[LENDER SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

By its execution and delivery of this signature page, the undersigned Lender hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement (the “Purchase Agreement”) by and among KaChing KaChing, Inc. and the Lender (as defined therein), and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof

Name of Lender:

HARBORVIEW [VALUE] MASTER FUND, L.P.

By:
Name:
Title:

Address:

Harborview [Value] Master Fund, L.P. c/o Harborview Advisors, LLC 850 Third Avenue, Suite 1801 New York, NY 10022 Telephone No.: (646) 218-1400 Facsimile No.: (646) 218-1401

with a copy to:

Haynes and Boone, LLP 1221 Avenue of the Americas, 26th Floor New York, New York 10022 Attention: Rick A. Werner, Esq. Fax No.: (212) 884-8234

Signature Page to Securities Purchase Agreement

SCHEDULE 2.3

USE OF PROCEEDS

Schedule 2.3

KaChing KaChing, Inc.
Source & Use of Funds

SOURCES OF CAPITAL				USES OF CAPITAL

	% Of Total	Rate
				Operating:
Short Term Loan	100%	10.0%	100,000	Software Vendor DOBA	$6,000
				Payroll Salary	62,000
				Rent (Server)	1,500	$69,500

				Commission payments		19,700
				SEC, Audit & Legal Fees		10,800

		n.a.

Total Sources	100%		$100,000	Total Uses		$100,000